EXHIBIT 10.1
IMMUNITYBIO, INC.
2025 EQUITY INCENTIVE PLAN
1.Purposes of the Plan; Award Types.
(a)Purposes of the Plan. The purposes of this Plan are to attract and retain personnel for positions with the Company Group, to provide additional incentive to Employees, Directors, and Consultants (collectively, “Service Providers”), and to promote the success of the Company’s business.
(b)Award Types. The Plan permits the grant of Incentive Stock Options to any ISO Employee and the grant of Non-statutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Performance Awards to any Service Provider.
2.Definitions. The following definitions are used in this Plan:
(a)“Administrator” means the Board or any Committee that, from time to time, administers the Plan in whole or in part in accordance with Section 4 of the Plan.
(b)“Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards and the related issuance of Shares, including requirements under:
(i)U.S. federal and state corporate laws,
(ii)U.S. federal and state securities laws,
(iii)U.S. federal and state tax laws, including the Code,
(iv)any stock exchange or quotation system on which the Common Stock is listed or quoted, and
(v)only to the extent applicable with respect to an Award or Awards, the tax, securities, exchange control, and other laws of any jurisdictions other than the United States where such Award or Awards are, or will be, granted under the Plan.
Reference to a section of an Applicable Law or regulation related to that section includes that section or regulation, any valid regulation or formal regulatory guidance of general or direct applicability promulgated under that section, and any comparable provision of any future legislation, regulation, or formal regulatory guidance of general or direct applicability amending, supplementing or superseding that section or regulation.
(c)“Award” means a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Performance Awards.
(d)“Award Agreement” means the written or electronic agreement setting forth the terms applicable to an Award granted under the Plan. The Award Agreement is subject to the terms of the Plan.
(e)“Board” means the Board of Directors of the Company.
(f)“Change in Control” means the occurrence of any of the following events:
(i)A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the

Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, that for this subsection, the acquisition of additional stock by any one Person, who prior to such acquisition is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of 50% or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this Section 2(f)(i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or
(ii)A change in the effective control of the Company which occurs on the date a majority of members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the appointment or election. For purposes of this Section 2(f)(ii), if any Person is considered already to be in effective control of the Company, the acquisition of additional control of the Company by the same Person during the 12-month period will not be considered a Change in Control; or
(iii)A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, that for this Section 2(f)(iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets:
(1)a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or
(2)a transfer of assets by the Company to:
(A)a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock,
(B)an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company,
(C)a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or
(D)an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in Section 2(f)(iii)(2)(A) to Section 2(f)(iii)(2)(C).
For this definition, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For this definition, persons will be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. For the avoidance of doubt, wholly-owned subsidiaries of the Company shall not be considered “Persons” for purposes of this Section 2(f).

(iv)A transaction will not be a Change in Control:
(1)unless the transaction qualifies as a change in control event within the meaning of Code Section 409A; or
(2)if a primary purpose is to (x) change the jurisdiction of the Company’s incorporation, or (y) create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(g)“Code” means the U.S. Internal Revenue Code of 1986, as amended.
(h)“Committee” means a committee of one or more Directors and/or other individuals satisfying Applicable Laws appointed by the Board or a duly authorized committee of the Board in accordance with Section 4 of the Plan.
(i)“Common Stock” means the common stock of the Company.
(j)“Company” means ImmunityBio, Inc., a Delaware corporation, or any of its successors.
(k)“Company Group” means the Company, any Parent or Subsidiary of the Company, and any entity that, from time to time and at the time of any determination, directly or indirectly, is in control of, is controlled by or is under common control with the Company.
(l)“Consultant” means any natural person engaged by a member of the Company Group to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities. A Consultant must be a person to whom the issuance of Shares registered on Form S-8 under the Securities Act is permitted. For purposes of clarity, engagement through a third party to render bona fide services to a member of the Company Group is considered engagement by such member of the Company Group for purposes of this definition.
(m)“Director” means a member of the Board.
(n)“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
(o)“Dividend Equivalent” means a credit, payable in cash or Shares, made at the discretion of the Administrator or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the dividends or other distributions paid or provided on one Share for each Share represented by an Award of Restricted Stock Units or Performance Award held by such Participant. Dividend Equivalents may be subject to the same vesting restrictions as the related Shares subject to an Award, at the discretion of the Administrator.
(p)“Employee” means any person, including Officers and Directors, treated by any member of the Company Group as an employee. However, with respect to Incentive Stock Options, an Employee must be employed by the Company or any Parent or Subsidiary of the Company (such an Employee, an “ISO Employee”). Neither service as a Director nor payment of a director’s fee by the Company will be sufficient on its own to constitute “employment” by the Company.

(q)“Exchange Act” means the U.S. Securities Exchange Act of 1934.
(r)“Exchange Program” means a program under which (i) outstanding Awards may be surrendered or cancelled in exchange for awards of the same type (which may have higher or lower Exercise Prices and/or different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the Exercise Price of an outstanding Award is increased or reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.
(s)“Exercise Price” means the price payable per Share to exercise an Award.
(t)“Expiration Date” means the last possible day on which an Option or Stock Appreciation Right may be exercised. Any exercise must be completed before midnight U.S. Pacific Time between the Expiration Date and the following date.
(u)“Fair Market Value” means, as of any date, the value of a Share, determined as follows:
(i)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, the Fair Market Value will be the closing sales price for a Share (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value is the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)If there is no established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
Notwithstanding the foregoing, if the determination date for the Fair Market Value occurs on a weekend, holiday or other day other than a Trading Day, the Fair Market Value will be the price as determined under subsections (u)(i) or (u)(ii) above on the immediately preceding Trading Day, unless otherwise determined by the Administrator. In addition, for purposes of determining the fair market value of a Share for any reason other than the determination of the Exercise Price of Options or Stock Appreciation Rights, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. Note that the determination of fair market value for purposes of Tax Withholding Obligations may be made in the Administrator’s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of fair market value for other purposes.
(v)“Fiscal Year” means a fiscal year of the Company.
(w)“Grant Date” means the date an Award is granted pursuant to the Plan as described in Section 4(c).
(x)“Incentive Stock Option” means an Option that is intended to qualify and by its terms does qualify as an incentive stock option within the meaning of Code Section 422.

(y)“Legal Beneficiary” means (i) if permitted by the Administrator, the person designated by the Participant as the Participant’s beneficiary prior to the Participant’s death, pursuant to a form acceptable to the Administrator, in its sole discretion, or (ii) if no such beneficiary has been designated by the Participant prior to the Participant’s death, the personal representative of the Participant’s estate or the person(s) to whom the Participant’s Award is transferred in accordance with the laws of descent and distribution.
(z)“Non-statutory Stock Option” means an Option that by its terms either does not qualify or is not designated as an Incentive Stock Option.
(aa)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(bb)“Option” means a right to acquire Shares granted under Section 6.
(cc)“Outside Director” means a Director who is not an Employee.
(dd)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e). Unless the context reasonably requires otherwise, references in the Plan or an Award Agreement to “Parent” will refer to a Parent of the Company.
(ee)“Participant” means the holder of an Award.
(ff)“Performance Awards” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be cash- or stock-denominated and may be settled for cash, Shares or other securities or a combination of the foregoing under Section 10.
(gg)“Performance Period” means Performance Period as defined in Section 10(a)
(hh)“Period of Restriction” means a period during which the transfer of Shares of Restricted Stock is subject to restrictions and therefore that those Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
(ii)“Plan” means this 2025 Equity Incentive Plan.
(jj)“Prior Plan” means the Company’s 2015 Equity Incentive Plan, as amended from time to time.
(kk)“Restricted Stock” means Shares issued pursuant to an Award under Section 8 or issued pursuant to the early exercise of an Option or Stock Appreciation Right.
(ll)“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value, granted under Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(mm)“Section 409A” means Code Section 409A.
(nn)“Securities Act” means the U.S. Securities Act of 1933.
(oo)“Service Provider” means an Employee, Director or Consultant.

(pp)“Share” means a share of Common Stock as adjusted in accordance with Section 13 of the Plan.
(qq)“Stock Appreciation Right” means an Award granted under Section 7.
(rr)“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f). Unless the context reasonably requires otherwise, references in the Plan or an Award Agreement to “Subsidiary” will refer to a Subsidiary of the Company.
(ss)“Tax Withholding Obligations” means tax, social insurance and social security liability or premium obligations in connection with the Awards, including, without limitation, (i) all federal, state, and local income, employment, fringe benefit and any other taxes (including the Participant’s U.S. Federal Insurance Contributions Act (FICA) obligation) that the Company or any Parent or Subsidiary of the Company has either agreed to withhold or has an obligation to withhold, and (ii) any other taxes or social insurance or social security liabilities or premium the responsibility for which the Participant has, or has agreed to bear, with respect to such Award, the Shares subject to, or other amounts or property payable under, an Award, or otherwise associated with or related to participation in the Plan and with respect to which the Company or any Parent or Subsidiary of the Company has either agreed to withhold or has an obligation to withhold.
(tt)“Ten Percent Owner” means an Employee who, at the time an Incentive Stock Option is granted to such Employee, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, as determined in accordance with Code Section 422.
(uu)“Trading Day” means a day that the primary stock exchange, national market system or other trading platform, as applicable, upon which the Common Stock is listed (or otherwise trades regularly, as determined by the Administrator in its sole discretion) is open for trading.
(vv)“Transaction” means a Change in Control or merger of the Company with or into another entity.
(3)Stock Subject to the Plan.
(a)Allocation of Shares to Plan. The maximum aggregate number of Shares that may be subject to Awards and issued or sold under the Plan is:
(i)46,088,027 Shares, plus
(ii)any Shares subject to awards granted under the Prior Plan that, on or after the date of stockholder approval of this Plan, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Company for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of Shares to be added to this Plan under this clause (ii) equal to 32,359,674 Shares, plus

(iii)any additional Shares that become available for issuance under the Plan under Section 3(b).
The Shares may be authorized but unissued Common Stock or Common Stock issued and then reacquired by the Company.
(b)Share Reserve Return.
(i)Options and Stock Appreciation Rights. If an Option or Stock Appreciation Right expires or becomes unexercisable without having been exercised in full or is surrendered under an Exchange Program, the unissued Shares subject to the Option or Stock Appreciation Right will become available for future issuance under the Plan.
(ii)Stock Appreciation Rights. Shares issued upon the exercise of a Stock Appreciation Right (i.e., the net Shares issued) will not become available for future issuance under the Plan; all remaining Shares originally subject to the Stock Appreciation Right will become available for future issuance under the Plan.
(iii)Full-Value Awards. Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, or stock-settled Performance Awards that are reacquired by, or forfeited to, the Company due to failure to vest will become available for future issuance under the Plan.
(iv)Withheld Shares. Shares used to pay the exercise price of an Award or to satisfy Tax Withholding Obligations related to an Award will become available for future issuance under the Plan.
(v)Cash-Settled Awards. If any portion of an Award under the Plan is paid to a Participant in cash rather than Shares, that cash payment will not reduce the number of Shares available for issuance under the Plan and if such Award was denominated in Shares, the underlying Shares will become available for future issuance under the Plan.
(c)Incentive Stock Options. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal 300% of the aggregate Share number stated in Section 3(a) plus, to the extent allowable under Code Section 422, any Shares that become available for issuance under the Plan under Section 3(b).
(d)Adjustment. The numbers provided in Sections 3(a) and 3(c) will be adjusted as a result of changes in capitalization and any other adjustments under Section 13.
(e)Substitute Awards. If the Administrator grants Awards in substitution for equity compensation awards outstanding under a plan maintained by an entity acquired by or that becomes a part of any member of the Company Group, the grant of those substitute Awards will not decrease the number of Shares available for issuance under the Plan.
(f)Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as is sufficient to satisfy the requirements of the Plan.
(4)Administration of the Plan.
(a)Procedure.

(i)Different Committees may administer the Plan with respect to different groups of Service Providers.
(ii)To the extent permitted by Applicable Laws, the Board or a Committee of the Board may delegate to one or more individuals the authority to exercise some or all powers of the Administrator.
(b)Powers of the Administrator. Subject to the provisions of the Plan, and, in the case of a Committee or delegated individuals under Section 4(a)(ii) of the Plan, subject to the specific duties delegated or limitations specified, the Administrator will have the authority, in its sole discretion, to:
(i)determine Fair Market Value;
(ii)approve forms of Award Agreements for use under the Plan;
(iii)determine the Awards to be granted hereunder from time to time and select the Service Providers to whom such Awards are granted;
(iv)determine the number of Shares to be covered by each Award granted hereunder;
(v)determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder, including but not limited to the exercise price, the time or times when the Award may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding the Award or the Shares relating thereto, based in each case on such factors as the Administrator may determine;
(vi)temporarily suspend the exercisability of any Award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes (including, if applicable, a determination of whether a termination of a Participant’s status as a Service Provider is for “cause” (as defined in the applicable Award Agreement) that results in the forfeiture of the vested portion of an Award held by such Participant, to the extent provided in the applicable Award Agreement) or to comply with Applicable Laws, provided that, to the extent permitted by Applicable Laws, such suspension must be lifted prior to the expiration of the maximum term and post-termination exercisability period of an Award;
(vii)institute and determine the terms and conditions of an Exchange Program, including, subject to Section 19(c), implementing an Exchange Program unilaterally without the consent of the applicable Award holder(s) or the stockholders of the Company;
(viii)construe and interpret the terms of the Plan and all Awards granted pursuant to the Plan;
(ix)establish, amend and rescind rules and regulations and adopt sub-plans relating to the Plan, including rules, regulations and sub-plans for the purposes of facilitating compliance with applicable non-U.S. laws, easing the administration of the Plan and/or obtaining tax-favorable treatment for Awards granted to Service Providers located outside the U.S., in each case as the Administrator may deem necessary or advisable;
(x)modify or amend each Award (subject to Section 19), including the authority to extend the post-termination exercisability period of any Awards and to extend the maximum term of an Option (subject to Section 6(d);

(xi)allow Participants to satisfy Tax Withholding Obligations in any manner permitted by Section 16;
(xii)determine whether Awards will be settled in Shares, cash or in any combination thereof;
(xiii)make all other determinations deemed necessary or advisable for administering the Plan, including authorizing any person to take any steps and execute, on behalf of the Company, any documents required for an Award previously granted by the Administrator to be effective; and
(xiv)allow Participants to defer the receipt of the payment of cash or the delivery of Shares otherwise due to any such Participants under an Award.
(c)Grant Date. The Grant Date of an Award will be the date that the Administrator makes the determination granting such Award or may be a later date if such later date is designated by the Administrator on the date of the determination or under an automatic grant policy. Notice of the determination will be provided to each Participant within a reasonable time after the Grant Date.
(d)Waiver. The Administrator may waive any terms, conditions or restrictions.
(e)Fractional Shares. Except as otherwise provided by the Administrator, any fractional Shares that result from the adjustment of Awards will be canceled. Any fractional Shares that result from vesting percentages will be accumulated and vested on the date that an accumulated full Share is vested.
(f)Electronic Delivery. The Company may deliver by e-mail or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company or another member of the Company Group) all documents relating to the Plan or any Award and all other documents that the Company is required to deliver to its security holders (including prospectuses, annual reports and proxy statements).
(g)Choice of Law; Choice of Forum. The Plan, all Awards and all determinations made and actions taken under the Plan, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises under this Plan, a Participant’s acceptance of an Award is his or her consent to the jurisdiction of the State of Delaware, and agreement that any such litigation will be conducted in Delaware Court of Chancery, or the federal courts for the United States for the District of Delaware, and no other courts, regardless of where a Participant’s services are performed.
(h)Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and other persons and will be given the maximum deference permitted by Applicable Laws. A prior decision, determination or interpretation with respect to the Plan or an Award made by a person who had not been delegated proper authority to make such decision, determination or interpretation will have effect as of the time it was originally made if and to the extent that the Board or a Committee of the Board formally adopts such prior decision, determination or interpretation.
(5)Eligibility. Non-statutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Awards may be granted to all types of Service Providers. Incentive Stock Options may be granted only to ISO Employees.
(6)Stock Options.

(a)Stock Option Award Agreement. Each Option will be evidenced by an Award Agreement that specifies the number of Shares subject to the Option, its Exercise Price, its Expiration Date, and such other terms and conditions as the Administrator determines. Each Option will be designated as either an Incentive Stock Option or a Non-statutory Stock Option. An Option not designated as an Incentive Stock Option is a Non-statutory Stock Option.
(b)Exercise Price. The Exercise Price for the Shares to be issued upon exercise of an Option will be determined by the Administrator and stated in the Award Agreement, subject to the following:
(i)In the case of an Incentive Stock Option:
(1)granted to a Ten Percent Owner, the Exercise Price for the Shares to be issued will be no less than 110% of the Fair Market Value on the date of grant; and
(2)granted to any ISO Employee other than a Ten Percent Owner, the Exercise Price for the Shares to be issued will be no less than 100% of the Fair Market Value on the date of grant.
(ii)In the case of a Non-statutory Stock Option, the Exercise Price for the Shares to be issued will be no less than 100% of the Fair Market Value on the date of grant.
(iii)Notwithstanding the foregoing, Options may be granted with an Exercise Price of less than 100% of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a) or (ii) if the applicable Service Provider receiving the Option is located in a non-U.S. country or jurisdiction and, to the knowledge of the Company, is not subject to the income tax laws of the United States.
(c)Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option. Unless the Administrator determines otherwise, the consideration may consist of any one or more or combination of the following, to the extent permitted by Applicable Laws:
(i)Cash (including a wire transfer or other cash equivalents);
(ii)check (or its equivalent);
(iii)promissory note, if and to the extent approved by the Administrator;
(iv)other Shares that have a fair market value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option will be exercised. To the extent not prohibited by the Administrator, this will include the ability to tender Shares to exercise the Option and then use the Shares received on exercise to exercise the Option with respect to additional Shares;
(v)consideration received by the Company under a cashless exercise arrangement (whether through a broker or otherwise) implemented by the Company for the exercise of Options that has been approved by the Administrator, if and to the extent permitted by the Company with respect to a particular Award;
(vi)consideration received by the Company under a net exercise arrangement under which Shares are withheld from otherwise deliverable Shares that has been approved by the Administrator, if and to the extent permitted by the Company with respect to a particular Award; and

(vii)any other consideration or method of payment to issue Shares (provided that other forms of considerations may only be approved by the Administrator).
The Administrator has the power to remove or limit any of the above forms of consideration for exercising an Option, except for the payment of cash, at any time, including after the grant of an Option, in its sole discretion.
(d)Term of Option. The term of each Option will be determined by the Administrator and stated in the Award Agreement, provided that, in the case of an Incentive Stock Option: (a) granted to a Ten Percent Owner, the Option may not be exercisable after the expiration of five years from the date such Option is granted, or such shorter term as may be provided in the Award Agreement; and (b) granted to an ISO Employee other than a Ten Percent Owner, the Option may not be exercisable after the expiration of ten years from the date such Option is granted term, or such shorter term as may be provided in the Award Agreement.
(e)Incentive Stock Option Limitations.
(i)To the extent that the aggregate fair market value of the shares with respect to which incentive stock options under Code Section 422(b) are exercisable for the first time by a Participant during any calendar year (under all plans and agreements of the Company Group) exceeds $100,000, the incentive stock options whose value exceeds $100,000 will be treated as non-statutory stock options. Incentive stock options will be considered in the order in which they were granted. For this purpose, the fair market value of the shares subject to an option will be determined as of the grant date of each option.
(ii)If an Option is designated in the Administrator action that granted it as an Incentive Stock Option but the terms of the Option do not comply with Sections 6(b) and 6(d), then the Option will not qualify as an Incentive Stock Option.
(f)Exercise of Option. An Option is exercised when the Company receives: (x) a notice of exercise (in such form and in accordance with the procedures as the Administrator may specify from time to time) from the person entitled to exercise the Option and (y) full payment for the Shares with respect to which the Option is exercised (together with applicable Tax Withholding Obligations). Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, despite the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. Unless otherwise provided by the Administrator, an Option may not be exercised for a fraction of a Share. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan (except as provided in Section 3(b)) and for purchase under the Option, by the number of Shares as to which the Option is exercised.
(i)Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon such cessation as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within 30 days of such cessation, or such longer period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6(d), as applicable) to the extent that the Option is vested on the date of cessation; provided that, if so determined by the Administrator and specified in the applicable Award Agreement, if a Participant ceases to be a Service Provider as a result of the termination of the Participant’s status as a Service Provider for “cause” (as defined in the applicable Award Agreement), the period of time in which the Participant may exercise the Participant’s Option may be less than 30 days following such cessation or the Option (including any portion of the Option that has vested) may immediately terminate upon such cessation. Unless otherwise provided by the Administrator, if on the date of cessation the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the

Plan on the date of cessation. If after cessation the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by that Option will revert to the Plan.
(ii)Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within 6 months of cessation, or such longer period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6(d), as applicable) to the extent the Option is vested on the date of cessation. Unless otherwise provided by the Administrator, if on the date of cessation due to Disability the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan on the date of cessation. If after cessation the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by that Option will revert to the Plan.
(iii)Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within 6 months following the Participant’s death, or within such longer period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6(d), as applicable) to the extent that the Option is vested on the date of death, by the deceased Participant’s Legal Beneficiary. Unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if on the date of cessation due to death the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan on the date of cessation. If after cessation the Participant’s Legal Beneficiary does not exercise the Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan. If the Option is exercised pursuant to this Section 6(f)(iii), the deceased Participant’s Legal Beneficiary will be subject to the terms of this Plan and the Award Agreement, including but not limited to the restrictions on transferability and forfeitability applicable to the deceased Participant.
(g)Expiration of Options. Subject to Section 6(d), an Option’s Expiration Date will be set forth in the Award Agreement. An Option may expire before its expiration date under the Plan (including pursuant to Sections 6(f), 13, 14, or 17(d)) or under the Award Agreement.
(h)Tolling of Expiration. If exercising an Option prior to its expiration is not permitted because of Applicable Laws, other than the rules of any stock exchange or quotation system on which the Common Stock is listed or quoted, the Option will remain exercisable until 30 days after the first date on which exercise no longer would be prevented by such provisions; provided that this tolling of expiration shall not apply if and to the extent the holder of such Option is a United States taxpayer and the tolling would result in a violation of Section 409A such that the Option would be subject to additional taxation under Section 409A. If this would result in the Option remaining exercisable past its Expiration Date, then unless earlier terminated pursuant to Section 14, the Option will remain exercisable only until the end of the later of (i) the first day on which its exercise would not be prevented by Section 20(a) and (ii) its Expiration Date.
7.Stock Appreciation Rights.
(a)Stock Appreciation Right Award Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the number of Shares subject to the Stock Appreciation Right, its per share Exercise Price, its Expiration Date, and such other terms and conditions as the Administrator determines.
(b)Exercise Price. The Exercise Price of a Stock Appreciation Right will be determined by the Administrator, subject to the following:

(i)The Exercise Price will be no less than 100% of the Fair Market Value on the date of grant.
(ii)Notwithstanding the foregoing, Stock Appreciation Rights may be granted with an Exercise Price of less than 100% of the Fair Market Value on the date of grant (1) pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a) or (2) if the applicable Service Provider receiving the Stock Appreciation Right is located in a non-U.S. country or jurisdiction and, to the knowledge of the Company, is not subject to the income tax laws of the United States.
(c)Payment of Stock Appreciation Right Amount. Payment upon Stock Appreciation Right exercise may be made in cash, in Shares (which, on the date of exercise, have an aggregate fair market value equal to the amount of payment to be made under the Award), or any combination of cash and Shares, with the determination of form of payment made by the Administrator. When a Participant exercises a Stock Appreciation Right, he or she will be entitled to receive a payment from the Company equal to:
(i)the excess, if any, of the fair market value per Share on the date of exercise over the Exercise Price multiplied by
(ii)the number of Shares with respect to which the Stock Appreciation Right is exercised.
(d)Term of Stock Appreciation Right. The term of each Stock Appreciation Right will be determined by the Administrator and stated in the Award Agreement.
(e)Exercise of Stock Appreciation Right. A Stock Appreciation Right is exercised when the Company receives a notice of exercise (in such form as the Administrator may specify from time to time) from a person entitled to exercise the Stock Appreciation Right. Shares issued upon exercise of a Stock Appreciation Right will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to a Stock Appreciation Right, despite the exercise of the Stock Appreciation Right. The Company will issue (or cause to be issued) such Shares promptly after the Stock Appreciation Right is exercised. Unless provided otherwise by the Administrator, a Stock Appreciation Right may not be exercised for a fraction of a Share. Exercising a Stock Appreciation Right in any manner will decrease the number of Shares thereafter available under the Stock Appreciation Right by the number of Shares as to which the Stock Appreciation Right is exercised.
(f)Expiration of Stock Appreciation Rights. A Stock Appreciation Right’s Expiration Date will be set forth in the Award Agreement. A Stock Appreciation Right may expire before its expiration date under the Plan (including pursuant to Sections 13, 14, or 17(c)) or under the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(f) relating to exercise also will apply to Stock Appreciation Rights.
(g)Tolling of Expiration. If exercising a Stock Appreciation Right prior to its expiration is not permitted because of Applicable Laws, other than the rules of any stock exchange or quotation system on which the Common Stock is listed or quoted, the Stock Appreciation Right will remain exercisable until 30 days after the first date on which exercise no longer would be prevented by such provisions; provided that this tolling of expiration shall not apply if and to the extent the holder of such Stock Appreciation Right is a United States taxpayer and the tolling would result in a violation of Section 409A such that the Stock Appreciation Right would be subject to additional taxation under Section 409A. If this would result in the Stock Appreciation Right remaining exercisable past its Expiration Date, then unless earlier terminated pursuant to Section 14, the

Stock Appreciation Right will remain exercisable only until the end of the later of (i) the first day on which its exercise would not be prevented by Section 20(a) and (ii) its Expiration Date.
8.Restricted Stock.
(a)Restricted Stock Award Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the number of Shares subject to the Award of Restricted Stock and such other terms and conditions as the Administrator determines. For the avoidance of doubt, Restricted Stock may be granted without any Period of Restriction (e.g., fully vested stock bonuses). Unless the Administrator determines otherwise, Shares of Restricted Stock will be held in escrow while subject to any Period of Restriction.
(b)Restrictions.
(i)Except as provided in this Section 8(b) or the Award Agreement, while unvested, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated.
(ii)While unvested, Service Providers holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(iii)Service Providers holding Shares covered by an Award of Restricted Stock will not be entitled to receive dividends and other distributions paid with respect to such Shares while such Shares are unvested, unless the Administrator provides otherwise. If the Administrator provides that dividends and distributions will be received and any such dividends or distributions are paid in cash they will be subject to the same provisions regarding forfeitability as the Shares with respect to which they were paid and if such dividend or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares with respect to which they were paid and, unless the Administrator determines otherwise, the Company will hold such dividends until the restrictions on the Shares with respect to which they were paid have lapsed.
(iv)Except as otherwise provided in this Section 8(b) or an Award Agreement, Shares covered by an Award of Restricted Stock will be released from escrow, if applicable, when practicable after the end of the applicable Period of Restriction.
(v)The Administrator may impose (prior to grant) or remove (at any time) any restrictions on Shares covered by an Award of Restricted Stock.
9.Restricted Stock Units.
(a)Restricted Stock Unit Award Agreement. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the number of Restricted Stock Units subject to the Award of Restricted Stock Units and such other terms and conditions as the Administrator determines.
(b)Vesting Criteria. The Administrator will set vesting criteria, if any, that, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units paid out to the Participant. The Administrator may set vesting criteria on any basis determined by the Administrator.
(c)Vested Restricted Stock Units. Upon meeting any applicable vesting criteria, the Participant will have vested in the Restricted Stock Units and the Restricted Stock Units will be settled as determined in Section 9(d). The Administrator may reduce or waive any criteria that must be met to vest in the Restricted Stock Units.
(d)Form and Timing of Settlement. Settlement of vested Restricted Stock Units will be made at the time(s) set forth in the Award Agreement. Vested Restricted Stock Units will be settled in cash, Shares, or a combination of both, pursuant to the terms set forth in the Award Agreement. Service Providers holding Restricted Stock Units will not be entitled to receive Dividend Equivalents with respect to such Restricted Stock Units, unless the Administrator provides otherwise.
10.Performance Awards.
(a)Award Agreement. Each Performance Award will be evidenced by an Award Agreement that will specify the specify any time period during which any performance objectives or other vesting provisions, if any, will be measured (“Performance Period”), and such other terms and conditions as the Administrator determines.
(b)Objectives or Vesting Provisions and Other Terms. The Administrator will set objectives or vesting provisions that, depending on the extent to which the objectives or vesting provisions are met, will determine the value of the payout for the Performance Awards. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (that may include continued employment or service) or any other basis determined by the Administrator in its sole discretion.
(c)Form and Timing of Payment. Payment of earned Performance Awards will be made at the time(s) specified in the Award Agreement. Payment with respect to earned Performance Awards will be made in cash, in Shares of equivalent value, or any combination of cash and Shares, with the determination of form of payment made by the Administrator at the time of payment or, in the discretion of the Administrator, at the time of grant. Service Providers holding Performance Awards will not be entitled to receive Dividend Equivalents with respect to such Performance Awards, unless the Administrator provides otherwise.
(d)Value of Performance Awards. Each Performance Award’s threshold, target, and maximum payout values will be established by the Administrator on or before the Grant Date.
(e)Earning Performance Awards. After an applicable Performance Period has ended, the holder of a Performance Award will be entitled to receive a payout for the Performance Award earned by the Participant over the Performance Period. The Administrator may reduce or waive any performance objectives or other vesting provisions for such Performance Award.
11.Leaves of Absence/Reduced or Part-time Work Schedule/Transfer Between Locations/Change of Status.
(a)Leaves of Absence/Reduced or Part-time Work Schedule/Transfer Between Locations. Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder will be adjusted or suspended during any unpaid leave of absence in accordance with the Company’s leave of absence policy in effect at the time of such leave. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or within the Company Group. In addition, unless the Administrator provides otherwise or as otherwise required by Applicable Laws, if, after the date of grant of a Participant’s Award, the Participant commences working on a part-time or reduced work schedule basis, the vesting of such Award will be adjusted in accordance with the Company’s reduced work schedule/ part-time policy then in effect.

Adjustments or suspensions of vesting pursuant to this Section shall be accomplished in a manner that is exempt from or complies with the requirements of Code Section 409A and the regulations and guidance thereunder.
(b)Employment Status. A Participant will not cease to be a Service Provider in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company (or member of the Company Group) or between the Company or any member of the Company Group.
(c)Incentive Stock Options. With respect to Incentive Stock Options, no such leave may exceed 3 months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then 6 months following the first day of such leave any Incentive Stock Option held by a Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Non-statutory Stock Option.
12.Transferability of Awards. Unless determined otherwise by the Administrator, or otherwise required by Applicable Laws, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, the Award will be limited by any additional terms and conditions imposed by the Administrator. Any unauthorized transfer of an Award will be void.
13.Adjustments; Dissolution or Liquidation.
(a)Adjustments. If any extraordinary dividend or distribution (whether in cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, other change in the corporate structure of the Company affecting the Shares, or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any of its successors) affecting the Shares occurs (including a Change in Control), the Administrator, to prevent diminution or enlargement of the benefits or potential benefits intended to be provided under the Plan, will adjust the number and class of shares that may be delivered under the Plan and/or the number, class, and/or price of shares covered by each outstanding Award, and the numerical Share limits in Section 3. Notwithstanding the foregoing, the conversion of any convertible securities of the Company and ordinary course repurchases of Shares or other securities of the Company will not be treated as an event that will require adjustment.
(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant of such proposed action in writing or electronically, at such time prior to the effective date of such proposed action as the Administrator determines. To the extent it has not been previously exercised (with respect to an Option or Stock Appreciation Right), vested (with respect to Restricted Stock) or settled (with respect to any other Awards), an Award will terminate immediately prior to the consummation of that proposed action.
14.Change in Control or Merger.
(a)Administrator Discretion. If a Transaction occurs, each outstanding Award will be treated as the Administrator determines (subject to the provisions of this Section 14), without a Participant’s consent, including that such Award be continued by the successor corporation or a Parent or Subsidiary of the successor corporation (or an affiliate thereof) or that the vesting of any such Awards may accelerate automatically upon consummation of a Transaction.

(b)Identical Treatment Not Required. The Administrator need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Administrator may take different actions with respect to the vested and unvested portions of an Award. The Administrator will not be required to treat all Awards similarly in the Transaction.
(c)Continuation. An Award will be considered continued if, following the Transaction:
(i)the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Transaction, the consideration (whether stock, cash, or other securities or property) received in the Transaction by holders of Shares for each Share held on the effective date of the Transaction (and if holders were offered a choice of consideration, the type of consideration received by the holders of a majority of the outstanding Shares) and the Award otherwise is continued in accordance with its terms (including vesting criteria), subject to Section 14(c)(iii) below and Section 13(a); provided that if the consideration received in the Transaction is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercising an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, or Performance Award, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Transaction; provided further, for the avoidance of doubt, the Administrator may determine that, for purposes of this Section 14(c) of the Plan, the Company is the successor corporation with respect to some or all Awards; or
(ii)the Award is terminated in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the Transaction. Any such cash or property may be subjected to any escrow applicable to holders of Common Stock in the Transaction. If as of the date of the occurrence of the Transaction the Administrator determines that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment. The amount of cash or property can be subjected to vesting and paid to the Participant over the vesting schedule of the Award as in effect immediately prior to the Transaction.
(iii)Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any Parent or Subsidiary of the Company, as applicable; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Transaction corporate structure will not invalidate an otherwise valid Award assumption.
(d)Modification. The Administrator will have authority to modify Awards in connection with a Transaction, without a Participant’s consent:
(i)in a manner that causes the Awards to lose their tax-preferred status or re-start any holding or other period required to achieve beneficial tax treatment;
(ii)to terminate any right a Participant has to exercise an Option or Stock Appreciation Right prior to vesting in the Shares subject to the Award (i.e., “early exercise”), so that following the closing of the Transaction the Option or Stock Appreciation Right may only be exercised only to the extent it is vested;

(iii)to reduce the Exercise Price subject to the Award in a manner that is disproportionate to the increase in the number of Shares subject to the Award, as long as the amount that would be received upon exercise of the Award immediately before and immediately following the closing of the Transaction is equivalent and the adjustment complies with U.S. Treasury Regulation Section 1.409A-1(b)(v)(D); and
(iv)to suspend a Participant’s right to exercise an Option during a limited period of time preceding and or following the closing of the Transaction without Participant consent if such suspension is administratively necessary or advisable to permit or facilitate the closing of the Transaction.
(e)Non-Continuation. If the successor corporation does not continue an Award (or some portion such Award), the Participant will fully vest in (and have the right to exercise) 100% of the then-unvested Shares subject to his or her outstanding Options and Stock Appreciation Rights, all restrictions on 100% of the Participant’s outstanding Restricted Stock and Restricted Stock Units will lapse, and, regarding 100% of Participant’s outstanding Awards with performance-based vesting, all performance goals or other vesting criteria will be treated as achieved at 100% of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any Parent or Subsidiary of the Company, as applicable. In no event will vesting of an Award accelerate as to more than 100% of the Award. Unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any Parent or Subsidiary of the Company, as applicable, if Options or Stock Appreciation Rights are not continued when a Transaction occurs, the Administrator will notify the Participant at such time prior to the effective date of such Transaction as the Administrator determines in writing or electronically that the Participant’s vested Options or Stock Appreciation Rights (after considering the applicable vesting acceleration, if any) will be exercisable for a period of time determined by the Administrator in its sole discretion and all of the Participant’s Options or Stock Appreciation Rights will terminate upon the expiration of such period (whether vested or unvested).
15.Outside Director Grants.
(a)With respect to Awards granted to an Outside Director, in the event of a Change in Control, the Participant will fully vest in and have the right to exercise outstanding Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which otherwise would not be vested or exercisable, all restrictions on other outstanding Awards will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreement, a Company policy related to Director compensation, or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, that specifically references this default rule.
(b)No Outside Director may be paid, issued or granted, in any Fiscal Year, cash retainer fees and equity awards (including any Awards issued under this Plan) with an aggregate value greater than $750,000 (increased to $1,000,000 in connection with the Outside Director’s initial year of service), with the value of each equity award based on its grant date fair value (determined in accordance with U.S. generally accepted accounting principles) for purposes of this limit. Any cash compensation paid, or Awards granted to an individual for his or her services as an Employee or as a Consultant (other than as an Outside Director), will not count for purposes of the limitation under this Section 15(b).
16.Tax Matters.
(a)Withholding Requirements. Prior to the delivery of any Shares or cash under an Award (or exercise thereof) or such earlier time as any Tax Withholding Obligations are due, the Company may deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any Tax Withholding Obligations with respect to such Award or Shares subject to an Award (including upon grant, vesting, exercise or settlement of an Award, as applicable).
(b)Withholding Arrangements. The Administrator, in its sole discretion and under such procedures as it may specify from time to time, may elect to satisfy such Tax Withholding Obligations, in whole or in part (including in combination) by (without limitation) (i) requiring the Participant to pay cash, check or other cash equivalents, (ii) withholding otherwise deliverable cash (including cash from the sale of Shares issued to the Participant) or Shares having a fair market value equal to the amount required to be withheld or such greater amount (including up to a maximum statutory amount) as the Administrator may determine or permit if such amount does not result in unfavorable financial accounting treatment, as the Administrator determines, (iii) requiring the sale of Shares issued pursuant to an Award (or exercise thereof) having a fair market value equal to the minimum statutory amount applicable in a Participant’s jurisdiction or any greater amount as the Administrator may determine or permit if such greater amount would not result in unfavorable financial accounting treatment, as the Administrator determines, (iv) requiring the Participant to deliver to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld or any greater amount as the Administrator may determine or permit if such greater amount would not result in unfavorable financial accounting treatment, as the Administrator determines, (v) requiring the Participant to engage in a cashless exercise transaction (whether through a broker or otherwise) implemented by the Company in connection with the Plan, (vi) having the Company or any Parent or Subsidiary of the Company withhold from wages or any other cash amount due or to become due to the Participant and payable by the Company or any Parent or Subsidiary of the Company, or (vii) such other consideration and method of payment for the meeting of Tax Withholding Obligations as the Administrator may determine to the extent permitted by Applicable Laws, provided that, in all instances, the satisfaction of the Tax Withholding Obligations will not result in any adverse accounting consequence to the Company, as the Administrator may determine. The fair market value of the Shares to be withheld or delivered will be determined as of the date the tax is required to be withheld or such other date as Administrator determines is applicable or appropriate with respect to the Tax Withholding Obligations calculation.
(c)Compliance With Code Section 409A. Unless the Administrator determines that compliance with Section 409A is desired, it is intended that Awards will be designed and operated so that they are either exempt or excepted from the application of Section 409A or comply with any requirements necessary to avoid the imposition of additional tax under Code Section 409A(a)(1)(B) so that the grant, payment, settlement and deferral will not be subject to the additional tax or interest applicable under Section 409A and the Plan and each Award Agreement will be interpreted consistent with this intent. This Section 16(c) of the Plan is not a guarantee to any Participant of the consequences of his or her Awards. Except as otherwise provided by the Administrator, each payment or benefit under this Plan and under each Award Agreement is intended to constitute a separate payment for purposes of U.S. Treasury Regulation Section 1.409A-2(b)(2).
(d)Responsibility for Tax Consequences. In no event will the Company or any Parent or Subsidiary of the Company have any responsibility, liability or obligation to reimburse, indemnify or hold harmless any Participant for any taxes that may be imposed or other costs that may be incurred with respect to an Award as a result of Section 409A or any other Applicable Laws. The Company (i) makes no representations or undertakings regarding the treatment of any Tax Withholding Obligations in connection with any aspect of an Award, including, but not limited to, the grant, vesting, exercise or settlement of an Award, as applicable, the subsequent sale of Shares acquired in connection with an Award and the issuance of any dividends or other distributions in connection with an Award, and (ii) does not commit to and is under no obligation to structure the terms of an Award to reduce or eliminate a Participant’s liability for Tax Withholding Obligations or achieve any particular tax result.
17.Other Terms.

(a)No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any member of the Company Group, as applicable, nor will they interfere with the Participant’s right, or the right of the Company or any member of the Company Group, to terminate that relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
(b)Interpretation and Rules of Construction. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”
(c)Plan Governs. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of any Grant Agreement, the terms and conditions of the Plan will prevail.
(d)Forfeiture Events.
(i)All Awards granted under the Plan will be subject to recoupment under any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate, including without limitation to any reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 17(d)(i) is specifically mentioned and waived in an Award Agreement or other document, no recovery of compensation under a clawback policy or otherwise will be an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or a member of the Company Group.
(ii)The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but will not be limited to, termination of such Participant’s status as Service Provider for cause or any specified action or inaction by a Participant that would constitute cause for termination of such Participant’s status as a Service Provider.
(e)Dividend Equivalents. The Administrator, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant will be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Shares having a record date prior to the date on which the Awards are settled or forfeited. Dividend Equivalents, if any, will be credited to an Award in such manner and subject to such terms and conditions as determined by the Administrator in its sole discretion.
18.Term of Plan. Subject to Section 21, the Plan will become effective upon the later to occur of (x) its adoption by the Board or (y) its approval by the Company’s stockholders. The Plan will continue in effect for a term of ten (10) years from the first to occur of the Board or stockholder approval of the Plan, unless terminated earlier under Section 19 of the Plan.
19.Amendment and Termination of the Plan.
(a)Amendment and Termination. The Administrator, in its sole discretion, may amend, alter, suspend or terminate the Plan or any part thereof, at any time and for any reason.
(b)Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary or desirable to comply with Applicable Laws.

(c)Consent of Participants Generally Required. Subject to Section 19(d) below, no amendment, alteration, suspension or termination of the Plan or an Award under it will materially impair the rights of any Participant without a signed, written agreement authorized by the Administrator between the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it regarding Awards granted under the Plan prior to such termination.
(d)Exceptions to Consent Requirement.
(i)A Participant’s rights will not be deemed to have been materially impaired by any amendment, alteration, suspension or termination if the Administrator determines in its sole discretion that such action taken as a whole, does not materially impair the Participant’s rights; and
(ii)Subject to any limitations of Applicable Laws, the Administrator may amend the terms of any one or more Awards without the affected Participant’s consent even if it does materially impair the Participant’s right if such amendment is done:
(1)in a manner specified by the Plan,
(2)to maintain the qualified status of the Award as an Incentive Stock Option under Code Section 422,
(3)to change the terms of an Incentive Stock Option, if such change results in impairment of the Award only because it impairs the qualified status of the Award as an Incentive Stock Option under Code Section 422 or resets the Incentive Stock Option holding periods applicable to the Award,
(4)to clarify the manner of exemption from Code Section 409A or compliance with any requirements necessary to avoid the imposition of additional tax or interest under Code Section 409A(a)(1)(B), or
(5)to comply with other Applicable Laws.
20.Conditions Upon Issuance of Shares.
(a)Legal Compliance. The Company will make good faith efforts to comply with all Applicable Laws related to the issuance of Shares. The Company will not issue Shares pursuant to an Award, including without limitation upon exercise or vesting thereof, as applicable, unless the issuance and delivery of such Shares and exercise or vesting of the Award, as applicable, will comply with Applicable Laws. If required by the Administrator, issuance will be further subject to the approval of counsel for the Company with respect to such compliance. If the Company determines it to be impossible or impractical to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any Applicable Laws, registration or other qualification of the Shares under any state, federal or non-U.S. law or under the rules and regulations of the U.S. Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, the Company will be relieved of any liability regarding the failure to issue or sell such Shares as to which such authority, registration, qualification or rule compliance was not obtained and the Administrator reserves the authority, without the consent of a Participant, to terminate or cancel Awards with or without consideration in such a situation.

(b)Investment Representations. As a condition to the exercise or vesting of an Award, the Company may require the person exercising or vesting in such Award to represent and warrant during any such exercise or vesting that the Shares are being purchased only for investment and with no present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
(c)Failure to Accept Award. If a Participant has not accepted an Award to the extent such acceptance has been requested or required by the Company or has not taken all administrative and other steps (e.g., setting up an account with a broker designated by the Company) necessary for the Company to issue Shares upon the vesting, exercise, or settlement of the Award prior to the date that a portion of the Award is scheduled to vest, then the Award will be cancelled on such date and the Shares subject to the Award will revert to the Plan for no additional consideration unless otherwise provided by the Administrator.
21.Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.